UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100 Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On June 23, 2009, ev3 Inc., a Delaware corporation (“ev3”), completed its previously announced acquisition of Chestnut Medical Technologies, Inc., a California corporation (“Chestnut”). Chestnut is focused on developing minimally invasive therapies for interventional neuroradiology, including in particular its Pipeline™ Embolization Device, which is a new class of embolization device that is designed to divert blood flow away from an aneurysm in order to provide a complete and durable aneurysm embolization while maintaining patency of the parent vessel.
     Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 2, 2009 (the “Merger Agreement”), by and among ev3, Chestnut, Starsky Merger Sub, Inc., a California corporation and direct wholly owned subsidiary of ev3 (“Merger Sub 1”), Starsky Acquisition Sub, Inc., a California corporation and direct wholly owned subsidiary of ev3 (“Merger Sub 2”), and CMT SR, Inc., a California corporation, Merger Sub 1 merged with and into Chestnut in a statutory reverse triangular merger (the “First Merger”) with Chestnut as the surviving corporation of the First Merger and following the effectiveness of the First Merger, Chestnut merged with and into Merger Sub 2 in a statutory forward triangular merger (the “Second Merger” and collectively or in seriatim with the First Merger, as appropriate, the “Merger”), with Merger Sub 2 as the surviving entity as a direct wholly owned subsidiary of ev3 following the transaction.
     Under the terms of the Merger Agreement, ev3 paid an initial closing payment in the amount of approximately $75 million, approximately $26 million of which was paid in cash with the remaining approximately $49 million paid in the form of approximately 5.073 million shares of ev3 common stock. ev3 used cash on hand to make the initial closing payment. In addition to the initial closing payment, ev3 may be obligated to make an additional milestone payment of up to $75 million if the U.S. Food and Drug Administration issues a letter granting pre-market approval for the commercialization of Chestnut’s Pipeline Embolization Device in the United States pursuant to an indication to treat intracranial aneurysms on or before December 31, 2012. The milestone payment is to be made in cash and shares of ev3 common stock and is subject to certain rights of set-off for any indemnification claims by ev3 against Chestnut. All options and warrants to acquire shares of Chestnut capital stock were terminated in connection with the Merger and paid the merger consideration that was paid to Chestnut’s common stockholders less the exercise price of such options and warrants.
Item 3.02. Unregistered Sales of Equity Securities.
     The information contained in Item 2.01 is incorporated herein by reference. The issuance of the shares of ev3 common stock in connection with the Merger was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based upon appropriate representations and certifications that ev3 obtained from Chestnut and each Chestnut stockholder and option holder receiving such shares. ev3 intends to file a registration statement on Form S-3 to register the resale of the shares of ev3 common stock issued at the closing of the Merger. In addition, ev3 has agreed to file a subsequent registration statement to register the resale of any shares of ev3 common stock issued in payment of any milestone payment required to be made under the Merger Agreement no later than 30 days after the issuance of any such shares.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not required.

(b)	Pro Forma Financial Information.

Not required.

(d)	Exhibits.

Exhibit
No.	Description
2.1	Agreement and Plan of Merger dated as of June 2, 2009 by and among ev3 Inc., Starsky Merger Sub, Inc., Starsky Acquisition Sub, Inc., Chestnut Medical Technologies, Inc. and CMT SR, Inc.

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ev3 will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2009	ev3 INC.
	By:	/s/ Kevin M. Klemz
		Name:	Kevin M. Klemz
		Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of June 2, 2009 by and among ev3 Inc., Starsky Merger Sub, Inc., Starsky Acquisition Sub, Inc., Chestnut Medical Technologies, Inc. and CMT SR, Inc.	Incorporated by reference to Exhibit 2.1 to ev3’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 3, 2009 (File No. 000-51348).

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ev3 will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.